Exhibit 5.1

November 12, 2013

Lexington Realty Trust

One Penn Plaza, Suite 4015

New York, NY 10019
Attention: General Counsel

Re:	Re: Lexington Realty Trust – Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Lexington Realty Trust, a Maryland real estate investment trust (the “Company”), Lepercq Corporate Income Fund L.P., a Delaware limited partnership (“LCIF”), and Lepercq Corporate Income Fund II L.P., a Delaware limited partnership (“LCIF II” and, together with LCIF, the “Guarantors”), in connection with the filing of the Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) by the Company and the Guarantors under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the exchange of the Company’s 4.25% Senior Notes due 2023, which have been registered under the Securities Act (the “Exchange Notes”), for a like principal amount of its issued and outstanding 4.25% Senior Notes due 2023, which have not been registered under the Securities Act (the “Private Notes”), upon the terms and subject to the conditions set forth in the Registration Statement and the related Letter of Transmittal filed as Exhibit 99.1 to the Registration Statement (the “Letter of Transmittal”) (which, together with the Registration Statement, constitute the “Exchange Offer”). This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Exchange Notes and the guarantees thereof will be, and the Private Notes and the guarantees thereof are, governed by the Indenture, dated as of June 10, 2013 (as amended or supplemented through the date hereof, the “Indenture”), among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”). The Exchange Offer constitutes an offer to exchange up to $250,000,000 aggregate principal amount of the Exchange Notes for up to an equal aggregate principal amount of the Private Notes.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate or limited partnership records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i)	the Registration Statement;

(ii)	the Letter of Transmittal;

(iii)	the Indenture, including the form of the Exchange Notes and the form of guarantees by the Guarantors of the Company’s obligations under the Indenture and the Exchange Notes (the “Guarantees”);

November 12, 2013

(iv)	the Registration Rights Agreement, dated as of June 10, 2013, among the Company, the guarantors named therein, on the one hand, and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as representatives of the several initial purchasers, on the other hand;

(v)	the certificate of limited partnership of each of the Guarantors, certified as of the date hereof, by the Secretary of State of the State of Delaware, and the limited partnership agreements of each of the Guarantors as presently in effect, as certified by the Secretary of Lex GP-1 Trust, as the general partner of the Guarantors (the “General Partner”), as of the date hereof;

(vi)	certificates of the Secretary of State of the State of Delaware as to the formation and good standing of each of the Guarantors under the laws of the State of Delaware certified as of the date hereof; and

(vii)	resolutions and/or written consents duly adopted by the General Partner, certified by the Secretary of the General Partner, relating to the execution and delivery of, and the performance by the Guarantors of their respective obligations under, the Transaction Documents (as defined herein).

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

The Exchange Notes, the Guarantees and the Indenture are referred to herein, individually, as a “Transaction Document” and, collectively, as the “Transaction Documents.”

In such examination and in rendering the opinions expressed below, we have assumed: (i) the due incorporation and valid existence in good standing of the Company under the laws of the State of Maryland; (ii) the due authorization, execution and delivery of all agreements, instruments and other documents by all the parties thereto (other than the due authorization, execution and delivery of the Transaction Documents by the Guarantors); (iii) the genuineness of all signatures on all documents submitted to us; (iv) the authenticity and completeness of all documents, corporate or limited partnership records, certificates and other instruments submitted to us; (v) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate or limited partnership records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents were authentic and complete; (vi) the legal capacity and competency of all individuals executing documents; (vii) that the Transaction Documents executed in connection with the transactions contemplated thereby are the valid and binding obligations of each of the parties thereto (other than the Company and the Guarantors), enforceable against such parties (other than the Company and the Guarantors) in accordance with their respective terms and that no Transaction Document has been amended or terminated orally or in writing except as has been disclosed to us; and (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company, the Guarantors and the General Partner and other persons on which we have relied for the purposes of this opinion letter are true and correct. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company and the Guarantors.

November 12, 2013

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinions:

1.	When the Exchange Notes have been duly authenticated and delivered by U.S. Bank National Association, in its capacity as Trustee, and duly authorized, executed, issued and delivered on behalf of the Company as contemplated by the Registration Statement, the Exchange Notes will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	When (a) the Exchange Notes have been duly authorized, executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange of the Private Notes and (b) the Guarantees on the Exchange Notes have been duly endorsed, the Guarantees will constitute valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

Our opinions set forth above are subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity), including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this opinion letter, (i) the internal laws of the State of New York, (ii) the Delaware Revised Uniform Limited Partnership Act and (iii) the federal laws of the United States and as provided in the next sentence.

This opinion letter has been prepared for your use in connection with the Registration Statement and may not be relied upon for any other purpose. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this opinion letter.

We hereby consent to being named as counsel to the Company and the Guarantors in the Registration Statement, to the references therein to our Firm under the caption “Legal Matters” and to the inclusion of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP